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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                 MARCH 17, 2000


                                  AMRESCO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
         State of Delaware                       0-8630                                59-1781257
     (STATE OF INCORPORATION)             (COMMISSION FILE NO.)               (IRS EMPLOYER IDENTIFICATION NO.)
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                       700 North Pearl Street, Suite 1900
                            Dallas, Texas 75201-7424
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       Registrant's telephone number, including area code: (214) 953-7700

                       700 North Pearl Street, Suite 2400
                             Dallas Texas 75201-7424
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         (a)      Sale of Certain Businesses

     General. On December 8, 1999, AMRESCO, INC. (collectively with the selling subsidiaries described herein, the "COMPANY") and certain of its subsidiaries, being AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday Fenoglio Fowler, L.P., AMRESCO Commercial Finance, Inc., AMRESCO-Institutional, Inc., AMRESCO Mortgage Capital, Inc., AMRESCO Equity Investments II, Inc., AMRESCO Equities Canada Inc., AMRESCO Financial I, L.P., AMRESCO Securities, Inc., AMRESCO Portfolio Investments, Inc. and AMRESCO Principal Managers II, Inc., as sellers, and Lend Lease (US) Services, Inc. ("LEND LEASE"), as purchaser, entered into an Asset Purchase Agreement which agreement was amended on March 17, 2000 (as amended, the "PURCHASE AGREEMENT") pursuant to which the Company agreed to sell to Lend Lease the Company's asset management, commercial mortgage banking (including commercial mortgage servicing, commercial mortgage brokerage and commercial loan origination (excluding the Company's conduit lending programs)) and real estate structured finance businesses (the "BUSINESSES"). The transaction encompassed both the domestic and international operations of the Businesses, other than those Business operations conducted in Europe. This sale was completed on March 17, 2000.

         Purchase Price. The gross, unadjusted purchase price for the Businesses was approximately $248.6 million (the "CONSIDERATION"). The Consideration was increased by an amendment to the Purchase Agreement to reflect certain additional investments made prior to closing that inure to the benefit of Lend Lease. The Consideration is comprised of approximately $223.6 million of cash payable at closing (subject to certain adjustments and holdbacks described below) and an unsecured, non-negotiable promissory note of Lend Lease (the "NOTE") aggregating $25.0 million. The Consideration received at closing was adjusted for estimated increases or decreases in the net working capital of the Businesses, decreases in the estimated revenues to be received by Lend Lease pursuant to certain servicing agreements as a result of pre-closing asset sales and estimated enumerated expenditures and investments made by the Company prior to closing that inure to Lend Lease's benefit. The cash paid at closing, after adjustments of $1.2 million and holdbacks of $50.0 million, was $202.7 million (including an advance by Lend Lease of $4.0 million against the holdback which advance was repaid effective March 22, 2000). After closing, the actual amount of these adjustments will be calculated as of the closing date, and the parties will promptly compensate each other for any difference with the estimated adjustments. Additionally, the amount of Consideration paid was reduced on an item-by-item basis for certain significant consents or approvals not obtained by the Company at the time of closing. If any of these consents or approvals are obtained within one year of the closing and certain other conditions are satisfied, the amount of the corresponding closing reduction will be repaid to the Company. The purchase price was the result of arms-length negotiations between the parties.

         Interest on the Note accrues at a rate of 7.5% per annum. The initial principal payment under the Note is due on the second anniversary of closing. Payment of the principal is subject to and may be offset by any obligation of the Company owed to Lend Lease under the Purchase Agreement or other related agreements, including the Company's indemnity obligations thereunder. The Note will not be paid in full until all indemnity claims of Lend Lease or other permitted holdbacks have been finally resolved.

         Purchased Assets. Lend Lease acquired substantially all of the assets (the "PURCHASED ASSETS") used in the Businesses. The Purchased Assets include the Businesses' real property,

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real property leases, fixtures and improvements, furniture, office equipment and similar tangible personal property, permits (to the extent transferable), intellectual property, various servicing and other agreements, accounts receivable, earned and unearned fees and cash. In addition, certain computer hardware and software were conveyed as well as the equity interests of certain co-investments related to the Businesses and certain foreign subsidiaries. Lend Lease will assume certain liabilities associated with the Purchased Assets. With certain exceptions, Lend Lease did not acquire the loans and other financial-type assets (e.g., residual and subordinated interests in securitizations) of the Company, whether or not originated by the Businesses.

         Lend Lease assumed certain pre-closing liabilities relating to the Businesses, including certain accounts payable accrued in the ordinary course of business and included in the net working capital of the Businesses and certain obligations to employees hired by Lend Lease to the extent included in the net working capital of the Businesses. Outside of enumerated liabilities or obligations expressly assumed by Lend Lease, all pre-closing liabilities and obligations related to the Businesses remain with the Company.

         Representations and Warranties. The Purchase Agreement contains various representations and warranties customary for asset purchase transactions. The representations and warranties address various matters, including the authorization of the Purchase Agreement, required consents, power and authority, litigation, compliance with laws, title to the assets being conveyed, intellectual property rights and software matters, accuracy of the information supplied to Lend Lease by the Company, absence of changes and undisclosed liabilities, and servicing contract matters.

         Closing and Conditions to Closing. Closing of the transaction occurred upon the satisfaction or waiver of various conditions to closing. Lend Lease's closing conditions included, among others, the absence of any material litigation, the continued accuracy of the representations and warranties of the parties, the receipt of required governmental approvals and other third party consents and releases, the delivery of favorable opinions of counsel, the retention of key employees, the execution and delivery of various ancillary documents, the receipt of solvency and fairness opinions regarding the Company, the lack of material adverse changes in respect of the Businesses or events that might give rise to bankruptcy proceedings in respect to the Company, the absence of additional material encumbrances and liabilities, the amendment of a particular limited liability company agreement, the maintenance of financial ratings of the Company's servicing division, the absence of material default on the Company's debt, and the completion of a refinancing by Lend Lease of a warehouse facility in respect of one of the Businesses.

         Covenants. The Purchase Agreement contains various pre-closing and post-closing covenants customary for an asset sale. Following closing, the Company may neither compete, directly or indirectly, in any manner with the Businesses nor solicit employees, customers, clients, suppliers, or licensors with respect to any business conducted by the Company substantially similar to the Businesses.

         Survival and Indemnification. Generally, the representations and warranties survive until the second anniversary of closing. Certain representations and warranties survive indefinitely or until expiration of the applicable statute of limitations. The Purchase Agreement provides that the respective parties will indemnify the other for certain breaches, actions or other claims, including claims arising with respect to liabilities to be assumed by Lend Lease or retained by the Company. The indemnities made by each of the Company and Lend Lease

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are subject to a basket or floor of $750,000 before any claim can be pursued against the indemnifying party. The indemnity of the Company is subject to a cap of $100 million for breaches of representations and warranties claimed through the first anniversary of closing and, thereafter, $50 million (plus claims made during the first year). Lend Lease's indemnity is limited to $25 million in the aggregate.

         Management Agreement. At closing, Lend Lease entered into an Asset Management and Servicing Agreement (the "MANAGEMENT AGREEMENT") with the Company. Pursuant to the Management Agreement, Lend Lease will manage for the Company various financial and other assets held by the Company, including commercial and industrial loans, commercial and multi-family real estate (including partnership and other equity interests therein) and commercial and multi-family real estate loans. The assets were originated and managed by the Businesses acquired by Lend Lease. The services provided by Lend Lease include advisory, consultation, management, servicing and disposition services. The Management Agreement is similar in its terms to the management agreements that the Company previously entered into with third parties in respect of the same type of assets. The Management Agreement has an initial term of three years subject to automatic annual renewals at the Company's election.

         Transition Agreements. Lend Lease and the Company also entered into a Transition Services Agreement (the "TRANSITION AGREEMENT") and an Information Technology Transition Services Agreement (the "IT Transition Agreement") at closing. The Transition Agreement requires Lend Lease to provide general administrative services to the Company, including mail and courier services, copier support, office supplies, office building support and telephone and travel services. Lend Lease will be paid a monthly fee of $17,500, plus any out-of-pocket expenses incurred in providing the above services. The Transition Agreement expires on December 31, 2000, unless earlier terminated by the Company or extended by the Company, at its election, for up to an additional 10 months.

         Under the IT Services Agreement, the Company and Lend Lease have agreed to formulate a structured plan (the "SEPARATION PLAN") to separate the intellectual property, computer software, computer hardware and other information technology assets that were sold to Lend Lease from those items that were retained by the Company. In order to address information technology needs that are not adequately solved by the Separation Plan, either party may request that the other party provide information technology services on an as-needed basis. The IT Services Agreement will terminate, unless extended by Lend Lease, at the earlier of the completion of the Separation Plan or 180 days from the date of the IT Services Agreement.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Pro Forma Financial Information

         The pro forma financial information required by this item shall be filed as soon as practicable by amendment to this Form 8-K, but in no event later than May 31, 2000.

         (c)      Exhibits

                           2.1 Asset Purchase Agreement, dated as of December 8,
                  1999, by and among the Company, AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday Purchase Agreement Fenoglio Fowler, L.P., AMRESCO Commercial Finance, Inc., AMRESCO-Institutional, INC., AMRESCO Mortgage Capital, Inc., AMRESCO Equity



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                  Investments II, Inc., AMRESCO Equities Canada Inc., AMRESCO
                  Financial I, L.P., AMRESCO Securities, Inc., AMRESCO Portfolio Investments, Inc., AMRESCO Principal Managers II, Inc., and Lend Lease (US) Services, Inc., filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2000, which exhibit is incorporated herein by reference.

                           2.2 Amendment No. 1 to Asset Purchase Agreement,
                  dated as of March 17, 2000, amending the Asset Purchase Agreement dated as of December 8, 1999, among the Company, certain of its subsidiaries and Lend Lease (US) Services, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AMRESCO, INC.



Date:    March 31, 2000          By:      /s/ L. KEITH BLACKWELL
                                    ---------------------------------------
                                      Name:  L. Keith Blackwell
                                      Title: Senior Vice President, General
                                             Counsel, and Secretary




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                                 EXHIBIT INDEX


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Exhibit
Number                   Description
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2.1                      Asset Purchase Agreement, dated as of December 8, 1999,
                         by and among the Company, AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday
                         Fenoglio Fowler, L.P., AMRESCO Commercial Finance,
                         Inc., AMRESCO-Institutional, INC., AMRESCO Mortgage
                         Capital, Inc., AMRESCO Equity Investments II, Inc.,
                         AMRESCO Equities Canada Inc., AMRESCO Financial I,
                         L.P., AMRESCO Securities, Inc., AMRESCO Portfolio
                         Investments, Inc., AMRESCO Principal Managers II, Inc., and Lend Lease (US) Services, Inc., filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11,
                         2000, which exhibit is incorporated herein by reference.

2.2 Amendment No. 1 to Asset Purchase Agreement, dated as of March 17, 2000, amending the Asset Purchase Agreement dated as of December 8, 1999, among the Company, certain of its subsidiaries and Lend Lease
                         (US) Services, Inc.

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